POWER OF ATTORNEY

Know all by these presents that the undersigned hereby constitutes and appoints Patrick M. Sheller and Jackie Bollinger of Latham Group, Inc. (the “Company”), and Joshua Damm and Stephanie Swan, of Honigman LLP, signing jointly or any of them acting singly and in his or her capacity hereunder, with full power of substitution, as the undersigned's true and lawful attorney-in-fact to:

(1) take such actions as may be necessary or appropriate to enable the undersigned to submit and file forms, schedules and other documents with the U.S. Securities and Exchange Commission (“SEC”) utilizing the SEC’s Electronic Data Gathering and Retrieval (“EDGAR”) system, which actions may include (i) enrolling the undersigned in EDGAR Next; and (ii) preparing, executing and submitting to the SEC a Form ID, amendments thereto, and such other documents and information as may be necessary or appropriate to obtain codes and passwords enabling the undersigned to make filings and submissions utilizing the EDGAR system;

(2) prepare, execute and submit and file with the SEC any and all forms, schedules and other documents (including any amendments thereto) the undersigned is required to file with the SEC, or which such attorney-in-fact considers it advisable for the undersigned to file with the SEC, under Section 13 or Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) or any rule or regulation thereunder, or under Rule 144 under the Securities Act of 1933, as amended, including Forms 3, 4 and 5, Schedules 13D and 13G, and Forms 144 (all such forms, schedules and other documents being referred to herein as “SEC Filings”) and to file, submit or otherwise deliver SEC Filings to any securities exchange on which the Company’s securities may be listed or traded;

(3) in the case of Patrick M. Sheller and Jackie Bollinger, each individually to act as an account administrator for the undersigned’s EDGAR account, including to: (i) appoint, remove and replace account administrators, account users, technical administrators and delegated entities; (ii) maintain the security of the undersigned’s EDGAR account, including modification of access codes; (iii) maintain, modify and certify the accuracy of information on the undersigned’s EDGAR account dashboard; (iv) act as the EDGAR point of contact with respect to the undersigned’s EDGAR account; and (v) take any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators; and

(4) in the case of Joshua Damm and Stephanie Swan, each individually, to act as a delegated administrator for the undersigned’s EDGAR account, including to: (i) appoint, remove and replace delegated account administrators and users; (ii) maintain the security of the undersigned’s EDGAR account; and (iii) take any other actions contemplated by Rule 10 of Regulation S-T with respect to delegated entities.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or advisable to be done in connection with the foregoing, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file SEC Filings with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 23 day of December, 2025.

/s/ Sean Gadd

Sean Gadd

NOTARIZATION

State of _________________

County of _______________

This Power of Attorney was acknowledged before me on ________________, 2025 by Sean Gadd.

________________________________________________

Notary Signature

[Notary Seal]

SEE ATTACHED

ACKNOWLEDGEMENT

CALIFORNIA ALL- PURPOSE CERTIFICATE OF ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California

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County of Orange

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On 12-23-2025 before me, Daiki Ochoa Espinosa – Notary Public, personally appeared Sean Gadd, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

Daiki Ochoa Espinosa

Comm. #2526790

Notary Public – California

Orange County

My Comm. Expires July 11, 2029

WITNESS my hand and official seal.

/s/ Daiki Ochoa Espinosa

Notary Public Signature

                                                 (Notary Public Seal)

ADDITIONAL OPTIONAL INFORMATION

DESCRIPTION OF THE ATTACHED DOCUMENT

Power of Attorney______________________________________

(Title or descnption of attached document)

____________________________________________________

(Title or descnption of attached document continued)

_________________      _________________

Number of Pages

 Document Date

CAPACITY CLAIMED BY THE SIGNER

___  Individual (s) ___  Corporate Officer

         _____________

        (Title)

___  Partner(s)

___  Attorney-in-Fact

___  Trustee(s)

___  Other

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INSTRUCTIONS FOR COMPLETING THIS FORM

This form complies with current California statutes regarding notary wording, and if needed, should be completed and attached to the document. Acknowledgments from other slates may he completed for documents being sent to that state so long as the wording does not require the California notary to violate California notary law.

• State and County information must be the State and County where the document signer(s) personally appeared before the notary public for acknowledgment.

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m Additional information is not required but could help to ensure this acknowledgment is not misused or attached to a different document.

m Indicate title or type of attached document, number of pages and date.

m Indicate the capacity claimed by the signer. If the claimed capacity is a corporate officer, indicate the title (i.e. CEO, CFO, Secretary).

• Securely attach this document to the signed document with a staple.

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